Exhibit 99.1
Udemy Appoints Marylou Maco and Debra Chrapaty to its Board of Directors
Marylou Maco brings more than 30 years of experience in driving revenue growth and expanding market share
Debra Chrapaty brings 20 years of deep expertise in technology leadership and AI-powered innovation
SAN FRANCISCO –– Dec. 3, 2024 –– Udemy (Nasdaq: UDMY), a leading online skills marketplace and learning platform, today announced that Avaya Chief Revenue and Customer Experience Officer, Marylou Maco, and Toast Chief Technology Officer, Debra Chrapaty, have been appointed to its Board of Directors.
“We are excited to welcome two experienced leaders, Marylou Maco and Debra Chrapaty, to our Board,” said Sohaib Abbasi, Chairman of Udemy’s Board of Directors. “Marylou and Debra have impressive track records at high-growth technology companies. Their leadership and expertise will be instrumental in guiding our next phase of growth.”
“The world of work is undergoing rapid transformation, fueled by the widespread adoption of generative AI, and with its focus on meeting customer needs, Udemy is the company best-positioned to help organizations bridge the growing skills gap,” said Maco. “I am excited to work with the Board and Udemy’s leadership team to leverage my experience to help execute their strategic plans and drive value for all stakeholders."
“Having a strategic approach to learning and development is essential for all companies as the shelf life of technology skills continues to shorten, and the demands of nearly every role across an organization are changing rapidly,” said Chrapaty. “Udemy’s ability to help organizations stay ahead in today’s evolving landscape is unparalleled. I’m excited to bring my experience and insights to support the company’s strategic vision in addressing these critical needs for organizations around the world.”
Chrapaty has served as the Chief Technology Officer of Toast, a restaurant technology and end-to-end cloud platform company, since 2022. At Toast, Chrapaty leads technical planning and operations, architecture, infrastructure, data, AI, and product engineering. Before Toast, Chrapaty served as the Vice President and Chief Operating Officer of Amazon Alexa from 2020 to 2022, where she led product growth and monetization, third-party skills and devices, and international product expansion. Prior to Amazon, Chrapaty served in multiple leadership roles at Wells Fargo from 2018 to 2020, including Chief Technology Officer, where she led a technology transformation for the third-largest bank in the U.S. From 2014 to 2018, Chrapaty served as Chief Operating Officer at Declara, a transformational learning company that uses AI and machine learning to accelerate skills development. Earlier in her career, Chrapaty also held leadership positions at Cisco, Microsoft, and Zynga. Chrapaty currently serves on the board of Forge Global Holdings, Inc. She received a bachelor’s degree in economics from Temple University, an MBA in Information Systems from New York University's Stern School of Business, and participated in the Director’s Consortium, a post-graduate education program for directors serving on public company boards at Stanford University.
Maco has served as Chief Revenue and Customer Experience Officer at Avaya, a global leader in enterprise CX, since 2023. At Avaya, Maco is responsible for driving go-to-market strategy, sales channels, customer success, and field operations. Prior to this role, Maco served as the Executive Vice President of Worldwide Sales and Field Operations at Genesys from 2020 to 2023. Before Genesys, Maco served in several sales executive leadership positions, including at CognitiveScale, Hewlett Packard Enterprise, and Oracle. Notably, Maco spent more than two decades at Cisco, and while serving as the company’s Vice President of Worldwide Enterprise Software Sales and Global Business Transformation, she spearheaded a multi-year, global transformation that aligned assets and cloud-consumption across a $6 billion portfolio. Maco currently serves on the board of Avaya

Holdings Corp. Maco attended Penn State University, where she studied management and related support services.

About Udemy
Udemy (Nasdaq: UDMY) transforms lives through learning by ensuring everyone has access to the latest and most relevant skills. Through the Udemy Intelligent Skills Platform and a global community of diverse and knowledgeable instructors, millions of learners gain expertise in a wide range of technical and professional skills — from generative AI to leadership. The Udemy marketplace provides learners with thousands of up-to-date courses in dozens of languages, offering a variety of solutions to achieve their goals. Udemy Business empowers enterprises to offer on-demand learning for all employees, immersive learning for tech teams through Udemy Business Pro, and cohort learning for leaders through Udemy Business Leadership Academy. Udemy Business customers include FenderⓇ, Glassdoor, On24, The World Bank and Volkswagen. Udemy is headquartered in San Francisco with hubs in Austin and Denver, USA; Ankara and Istanbul, Türkiye; Dublin, Ireland; Melbourne, Australia; and Chennai, Gurugram, and Mumbai, India.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding Udemy’s expectations relating to our business strategies and plans; market growth; and our market position and potential market opportunities. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements.
Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance.
The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our publicly available filings with the Securities and Exchange Commission.
All information provided in this release is as of the date hereof, and we undertake no duty to update this information unless required by law.

Investor Contact
Dennis Walsh
Vice President, Investor Relations
dennis.walsh@udemy.com

Media Contact
Risha Tyagi
Senior Global Corporate Communications Manager
press@udemy.com